AMENDMENT TO RETENTION AGREEMENT

        THIS AMENDMENT (the “Amendment”), effective as of December 10, 2006, by and between Norlight Telecommunications, Inc. (“Norlight”) and James J. Ditter (“Executive”), amends that certain Retention Agreement, dated as of July 31, 2006, by and between Norlight and Executive (the “Retention Agreement”).

        For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. A new Section 6A is hereby added to the Retention Agreement, immediately following Section 6:

“6A. Success Bonus: In addition to Executive’s regular compensation and benefits, Norlight shall pay to Executive a success bonus in the amount of $100,000, less all taxes and withholdings required by law, within ten (10) business days after the closing of the Transaction, provided that Executive is employed by Norlight immediately prior to the closing of the Transaction (“Success Bonus”);"

2. A new Section 10(h) is hereby added to the Retention Agreement:

“h. Code Section 409A. The Parties intend that the payment of the Retention Payment and the Success Bonus as provided herein will be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of the short-term deferral exclusion as described in Proposed Treasury Regulation §1.409A-1(b)(4) or any other exclusion or exemption that may be provided in the final regulations under Code Section 409A, which have not yet been published. However, if for any reason no exclusion or exemption applies, then notwithstanding anything in this Agreement to the contrary, if and to the extent necessary to comply with Code Section 409A, the payment of the Retention Payment and/or the Success Bonus shall be delayed until the first day following the six-month anniversary of Executive’s separation from service.”

3. Effect of Amendment. As amended hereby, the Retention Agreement shall be and remain in full force and effect.

        IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

Norlight Telecommunications, Inc.	Executive
By: Steven J. Smith	/s/ James J. Ditter
James J. Ditter
Its: Chairman of the Board of Directors
Dated: December 14, 2006
Dated: December 14, 2006

Journal Communications, Inc., as guarantor as provided in the Agreement

By:	/s/ Steven J. Smith Steven J. Smith, Chief Executive Officer

Dated: December 14, 2006